SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) August 14, 2011

ANV SECURITY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada                                 000-53802                                   13-3089537

(State or other jurisdiction

(Commission File number)

      (IRS Employer

 of incorporation or organization)

     Identification No.)

8th Floor, Block B, R&D Building, Tsinghua Hi-Tech Park, North Area of Shenzhen Hi-Tech & Industrial Park, Nanshan District, Shenzhen, China  518057

 (Address of principal executive offices) (Zip Code)

0086-755-8665-6436

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Serena Wang removal

On October 17, 2011, the Board of Directors determined to remove Serena Wang as an officer and director of the Corporation based upon her improper and unauthorized application of corporate funds to redeem shares held by shareholders of her choosing.

Tingyi Li appointment

            Effective Auguest 14, 2011, the Board appointed Tingyi Li, Age 38, as a director and Vice president of ANV Security Technology (China) Co., Ltd. Mr. Li’s appointment as an officer is at the pleasure of the Board.

            Mr. Li ‘s appointment is in accordance with the arrangement of Acquisition Agreement with Shenzhen ANGESI Science Co., Ltd.

            Mr’s Li has over 10 years experience in  R &D, Market & Sales and manufacture of security products and solutions in China, He was the founder, president and primary shareholder of Shenzhen ANGESI Science Co., Ltd.

Paul Lau resignation

Effective November 1, 2011, Paul Lau resigned as our Chief Financial Officer to return to a position with Nam Tai (NYSE: NTE) his former employer.  Mr. Lau’s resignation was not due to any disagreement with the Board or any other officer regarding any Company policy or action.

Kevin Su appointment

Effective November 1, 2011, the Board appointed Kevin Su, age 40, as our Chief Financial Officer.  Mr. Su’s appointment is at the pleasure of the Board.

Kevin Su has over 19 years experience in accounting, auditing and finance, which including 4 years auditing experience in a big four accounting firm in Canada. Mr. Su holds a Bachelor degree in accounting. He is a licensed CPA in Colorado and a CGA in Canada and British Colombia. Mr. Su has served as CFO and acting CFO for several TSX venture and OTCBB listing Companies to oversee their accounting and financial reporting functions.Mr. Su will be paid a consulting fee of $50,000 and will be granted 100,000 stock options at with an exercise price of $0.50 expiring November 1, 2016.   We can extend Mr. Su’s consultancy on a year to year basis.

Item 9.01 Financial Statements and Exhibits.

EXHIBITS

10.1   Management Consulting Agreement, dated November 1, 2011, between the Registrant and Kevin Su & Company Inc.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2011

ANV Security Group, Inc.

By:

/s/ Weixing Wang

Name: Weixing Wang

Title: President

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